EXHIBIT 10.42

                            ASSET PURCHASE AGREEMENT


                          dated as of November 1, 2002

                                 by and between


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,

                           INTEGRAIL ACQUISITION CORP.


                              HEALTH SOLUTIONS, LTD


                                       and


                         THE OTHER PERSONS NAMED HEREIN

     ASSET PURCHASE AGREEMENT, dated as of November 1, 2002, by and between National Medical Health Card Systems, Inc., a Delaware corporation ("NMHC"), Integrail Acquisition Corp., a Delaware corporation ("Purchaser") Health Solutions, LTD., a New York corporation (together with it predecessors "Sellers") and Fred Cohen, Ronald J. Isaacs, Alan K. Kadish, Gerald A.
Pedinotti, Charles A. Hartman, Rocco F. Giruzzi, Jr., Joseph M. Lapentina, Christopher DelVecchio, Dominick A. Bizzarro, Danny J. Wheeler and Patrick J. McLaughlin (each, an "Owner" and, collectively, the "Owners".

                              W I T N E S S E T H:

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell, all of the assets of Seller that are used in connection with the Business (except as otherwise provided herein) all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "AAA" has the meaning ascribed to such term in Section 10.10(a) hereof.

     "Accounts Receivable" has the meaning ascribed to such term in Section 2.01(b) hereof.

     "Act" has the meaning ascribed to such term in Section 2.06 hereof.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitration panel.

     "Additional  Closing  Amount"  has the  meaning  ascribed  to such  term in
Section 2.05(a) hereof.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

     "Agreement" means this Agreement, including the Disclosure Schedule, the other Schedules and the Exhibits and all amendments hereto and thereto.

     "Ancillary Agreements" means the Bill of Sale, the Employment Agreement, the Real Property Lease, and the Escrow Agreement.

     "Assets" has the meaning ascribed to such term in Section 2.01 hereof.

     "Assumed Contracts" has the meaning ascribed to such term in Section 2.01(i) hereof.

     "Assumed Liabilities" has the meaning ascribed to such term in Section 2.03 hereof.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

     "Bill of Sale" means the bill of sale and assignment, substantially in the form attached hereto as Exhibit A, to be delivered by Seller to NMHC and Purchaser at the Closing.

     "Business" means Seller's health information management business of (i) software development of decision support tools for health care in connection with software manufactured by Seller; (ii) providing on line analytical processing (OLAP) of data in connection with software manufactured by Seller;
(iii) the analysis of health care data elements such as clinical (medical and pharmacy) data, provider characteristics, patient characteristics and health care characteristics and creates different types of reports based upon the analysis in connection with software manufactured by Seller; (iv) providing consulting services in connection with software manufactured by Seller for analyzing, reporting on, interpreting and using health care data elements; (v) providing data mapping, data conversion, electronic access, data warehousing, application linking, integration of web applications and cross integration in connection with software manufactured by Seller; and (vi) providing drug and drug category analysis information to the biotech and pharmaceutical industry in connection with software manufactured by Seller.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

     "Business Employees" has the meaning ascribed to such term in Section 3.15(a) hereof.

     "Closing" means the completion of the sale and purchase of the Assets pursuant to this Agreement.

     "Closing Amount" has the meaning ascribed to such term in Section 2.05(a) hereof.

     "Closing  Balance Sheets" has the meaning  ascribed to such term in Section
6.14 hereof.

     "Closing  Date"  has the  meaning  ascribed  to such term in  Section  2.07 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the Business that is not generally known to the public and proprietary to be kept in confidence by a party, including, without limitation, information, knowledge or data of an industrial, intellectual or technical nature that relates to a party's business plans, business opportunities, projections and costs, pricing or marketing data, finances, products, designs, processes, know-how and personnel.

     "Contract"  means  any  oral  or  written  agreement,   lease,  License  or
sublicense, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment, arrangement or obligation.

     "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The term "Controlled" shall have a correlative meaning.

     "Copyrights" means copyrightable works, copyrights (whether or not registered), and registrations and applications for registration therefor, and all rights provided by international treaties or conventions with respect to the foregoing.

     "Disclosure Schedule" means the disclosure schedule delivered by Seller to Purchaser on the date hereof and initialed by the parties hereto.

     "Employment Agreement" means the employment agreement, substantially in the form attached hereto as Exhibit B, to be entered into pursuant to Section 6.08.

     "Employee Plan" has the meaning ascribed to such term in Section 3.15(a) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall be JP Morgan Chase.

     "Escrow Agreement" means the escrow agreement, substantially in the form attached hereto as Exhibit C, to be entered into pursuant to Section 6.09.

     "Escrowed Cash" has the meaning ascribed to such term in Section 2.05(b) hereof.

     "Escrow Release Date" has the meaning ascribed to such term in Section 2.05(b) hereof.

     "Exchange  Act" has the  meaning  ascribed  to such  term in  Section  4.07 hereof.

     "Excluded Assets" has the meaning ascribed to such term in Section 2.02 hereof.

     "Excluded  Liabilities"  has the  meaning  ascribed to such term in Section
2.04 hereof.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or court, tribunal or judicial body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Indemnified Party" has the meaning ascribed to such term in Section 8.03(a) hereof.

     "Indemnifying Party" has the meaning ascribed to such term in Section 8.03(a) hereof.

     "Independent Accounting Firm" means (a) an independent certified public accounting firm in the United States of national recognition mutually acceptable to Seller and Purchaser or (b) if Seller and Purchaser are unable to agree upon such a firm, then each party's independent accountants shall select a firm, unaffiliated with either Seller or Purchaser, in which event "Independent Accounting Firm" shall mean such firm.

     "Intellectual Property" means (a) all United States, international, and foreign patents, patent applications and statutory invention registrations, including reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all inventions, all rights provided by international treaties or conventions with respect to the foregoing, and all improvements thereto, (b) Trademarks, (c) Copyrights, (d) Confidential Information, (e) computer software (including source codes, data and related documentation), and (f) all other proprietary rights, in each case, whether owned or licensed.

     "Knowledge of Purchaser" means the actual knowledge of the Purchaser.

     "Knowledge of Seller" means the actual knowledge of each of Christopher DelVecchio, Dominick A. Bizzarro and Michael Rosenblum.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

     "Leased Real Property" has the meaning ascribed to such term in Section 3.12(b) hereof.

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Person.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any conditional sales Contract, title retention Contract or other Contract to create any of the foregoing (it being understood that a Contract which permits a purchaser to return items purchased thereunder shall not be deemed to constitute a Lien solely by virtue thereof).

     "Loss" has the meaning ascribed to such term in Section 8.01(a) hereof.

     "NMHC" has the meaning ascribed to such term in the preamble hereof.

     "NMHC  Financial  Statements"  has the  meaning  ascribed  to such  term in
Section 4.07 hereof.

     "Nonassignable  Contract" has the meaning  ascribed to such term in Section
2.01 hereof.

     "Operational Milestones" means that (i) for the period beginning on the Closing Date and ending on the first anniversary thereof, Purchaser shall (A) maintain sixty-percent (60%) of Seller's annual revenue as indicated on the Seller's Closing Balance Sheets (and 9/30/02 income statements) or Post-Closing Financial Statement, whichever is greater and (B) maintain at least three of Seller's customers listed on Schedule 3.16(a) for services, and (ii) Seller shall deliver to Purchaser and NMHC the Post-Closing Financial Statements in accordance with the time period set forth in Section 5.14 hereof.

     "Owners" has the meaning ascribed to such term in the preamble hereof.

     "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other Liens imposed by Law for amounts not yet due, (c) Liens incurred or deposits made in the ordinary course of business of the Business consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security, and (d) Liens not created by Seller which affect the underlying fee interest of any Leased Real Property (as defined herein).]

     "Person" means any natural person,  general or limited partnership,  trust,
corporation,   limited  liability  company,  firm,   association,   Governmental
Authority or other legal entity.

     "Post-Closing Financial Statement" has the meaning ascribed to such term in
Section 5.14 hereof.

     "Purchaser" has the meaning ascribed to such term in the preamble hereof.

     "Purchaser  Indemnified  Parties" has the meaning  ascribed to such term in
Section 8.02(a) hereof.

     "Purchaser Material Adverse Effect" means any event, change, occurrence or development that has or could be reasonably expected to have a material adverse effect on (a) the business, assets, results of operations, prospects or condition (financial or otherwise) of Purchaser and its Subsidiaries and parent taken as a whole or (b) NMHC and Purchaser's ability to perform their obligations under this Agreement.

     "Purchase Price" has the meaning ascribed to such term in Section 2.05(a) hereof.

     "Real Property Lease" means the real property lease substantially in the form attached hereto as Exhibit D, to be delivered by Seller and NMHC at the Closing.

     "Registration  Statement" has the meaning  ascribed to such term is Section
2.06 hereof.

     "SEC" has the meaning ascribed to such term in Section 2.05(b) hereof.

     "SEC  Documents"  has the  meaning  ascribed  to such term in Section  4.07 hereof.

     "Seller" has the meaning ascribed to such term in the preamble hereof.

     "Seller Balance Sheet" has the meaning ascribed to such term in Section 3.07(a) hereof.

     "Seller  Financial  Statements"  has the  meaning  ascribed to such term in
Section 3.07(a) hereof.

     "Seller  Indemnified  Parties"  has the  meaning  ascribed  to such term in
Section 8.01(a) hereof.

     "Seller  Intellectual  Property"  has the meaning  ascribed to such term in
Section 3.22 hereof.

     "Seller Material Adverse Effect" means any event, change, occurrence or development that has had or could have a material adverse effect on (a) the assets, results of operations, prospects or condition (financial or otherwise) of the Business, taken as a whole or (b) the ability of Seller or the Owners to perform their obligations under this Agreement.

     "Seller's Current Assets" means, as of a specified date, current assets on the books of Seller determined in accordance with GAAP.

     "Seller's Current Liabilities" means, as of a specified date, current liabilities on the books of Seller determined in accordance with GAAP.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation or Persons performing similar functions of any other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Tax" or "Taxes" means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

     "Tax  Return" or "Tax  Returns"  has the  meaning  ascribed to such term in
Section 3.09(a) hereof.

     "Third Party Claim" has the meaning ascribed to such term in Section 8.03(b) hereof.

     "Trademarks" means trademarks, service marks, trade dress, logos, proprietary icons, trade names, corporate names, internet domain names and other source identifiers (whether or not registered) including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals of any of the foregoing and all goodwill associated therewith.

     "Uncollected Accounts" has the meaning ascribed to such term in Section 5.12(b) hereof.

     SECTION 1.02 Terms Generally. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, and the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     SECTION 2.01 Purchase and Sale of Assets. At the Closing, on the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in and to all assets and properties that are owned, leased or licensed by Seller and used in connection with the Business, free and clear of any Liens, other than the Excluded Assets (collectively, the "Assets"), including, without limitation:

     (a) all of Seller's trade and other accounts receivable arising from the conduct of the Business ("Accounts Receivable");

     (b) all rights of Seller in and to Seller Intellectual Property;

     (c) the goodwill and going concern value of the Business, including without limitation the right to use the name "Integrail";

     (d) all prepaid expenses arising from the conduct of the Business;

     (e) any other asset that would be classified as a current asset under GAAP arising from the conduct of the Business;

     (f) all property, plant and equipment, supplies, furniture, automobiles, fixtures, computers, computer files, books and records and other items of personal property used in connection with the Business;

     (g) all deposits and other noncurrent assets allocated to the Business as reflected on Seller Balance Sheet and all deposits made and noncurrent assets acquired for the Business since the date of Seller Balance Sheet as reflected on Seller's closing date balance sheet;

     (h) all rights of and benefits accruing to Seller under Contracts related to the Business (including Nonassignable Contracts (defined herein)), including rights to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts, including the Contracts listed on Schedule 3.16(a) (the "Assumed Contracts);

     (i) all Licenses of Seller relating to the Business, including the Licenses listed on Schedule 2.01(j);

     (j) all agreements with vendors of Seller relating to the Business listed on Schedule 2.01(k); and

     (k) all operating data and records of Seller relating to the Business, including, without limitation, customer lists and records, vendor lists, equipment logs, operating guides and manuals, telephone numbers and connections, purchasing materials and records, correspondence and other similar documents and records, including enforcement of rights thereunder at the cost and for the account of Purchaser.

     Notwithstanding the foregoing, to the extent that assignment hereunder by Seller to Purchaser of any Assumed Contract or License is not permitted or is not permitted without the consent of any third party (collectively the "Nonassignable Contracts"), this Agreement will not be deemed to be an assignment of the same or to constitute an undertaking to assign the same if such consent is not given or if such an assignment or undertaking to assign otherwise would constitute a breach of or cause a loss of benefits thereunder. Seller will use reasonable commercial efforts to obtain any and all such third party consents. If any such third party consent is not obtained, Seller will cooperate with Purchaser in any reasonable arrangement designed to provide to Purchaser after the Closing the benefits under the applicable Assumed Contract or License, including enforcement of rights thereunder at the cost and for the account of Purchaser, and Purchaser shall pay or satisfy any liabilities with respect to such Assumed Contract or License as and when they are due, to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained.

     SECTION 2.02 Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall not include, and Purchaser shall not purchase, those items described on Schedule 2.02 hereto (collectively, the "Excluded" Assets").

     SECTION 2.03 Assumption of Liabilities. On the terms and subject to the conditions contained herein, Purchaser shall assume and agree to pay, perform and discharge in accordance with their terms only the following obligations, debts and liabilities of Seller relating to the Business (collectively, the "Assumed Liabilities"): (a) except as provided in Section 2.04, the accrued current liabilities relating to the Business as of at Closing, which totaled $431,485.06 at August 31, 2002, as increased or decreased by transactions conducted in the ordinary course of conduct of Seller between September 1, 2002 and Closing;

     (b) all of Seller's obligations (other than obligations arising as a result of breaches by Seller) arising or continuing after the Closing under the Assumed Contracts and Licenses; and

     (c) all operating and/or capital leases relating to the Business.

     SECTION 2.04 Excluded Liabilities. It is understood and agreed that Purchaser is not hereby assuming any liabilities of Seller other than the Assumed Liabilities (such liabilities other than the Assumed Liabilities being referred to herein as the "Excluded Liabilities"). In addition, anything contained in this Agreement to the contrary notwithstanding (other than as set forth below), the Assumed Liabilities do not include and, accordingly, the Excluded Liabilities include, without limitation, the following liabilities:

     (a) any obligation of Seller for Taxes, including without limitation any Taxes arising from the operation of the Business or the ownership of the Assets as of the Closing or arising out of the consummation of the transactions contemplated hereby (for purposes of this section 2.04(a), all real property Taxes, personal Property Taxes and similar ad valorem obligations levied with respect to the Assets for a tax period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Purchaser based upon the number of days of such period included in the period before (and including) the Closing Date and the number of days of such tax period after the Closing Date); in accordance with New York law, any sales taxes due as a result of the transactions contemplated hereby shall be collected by Seller from Purchaser in addition to the Purchase Price and shall be remitted to the appropriate taxing authorities.

     (b) all borrowings on life insurance;

     (c) all long-term debt of Seller, except for any operating and/or capital leases relating to the Business;

     (d) any liabilities or obligations of any Owner;

     (e) the liabilities and obligations of Seller arising under this Agreement or any of the Ancillary Agreements;

     (f) any liabilities of Seller under any Contract pursuant to which Seller or any predecessor of Seller acquired the Business or any part thereof from a third party;

     (g)  any  liability  or  obligation,  including,  without  limitation,  any
liability  for  Seller's  attorney's  fees  or  expenses,   resulting  from  any
litigation disclosed pursuant to Section 3.10;

     (h) any liability or obligations arising under or in connection with any pension, insurance, bonus, profit-sharing or other Employee Plan (as defined in Section 3.15(a)) or any obligation relating to salaries, bonuses, vacation or severance pay, or any obligation under any Law, including, without limitation, ERISA and 4980B of the Code;

     (i) any liability, Contract or other obligation of Seller, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or which Purchaser is not assuming hereunder;

     (j) any liabilities or obligations of Seller under any Contracts relating to the Excluded Assets;

     (k) any violation of any Law;

     (l) other than liabilities set forth in Section 2.03(a), any liability or obligation of Seller arising out of the conduct of the Business prior to the Closing Date, including, without limitation, liabilities and obligations arising out of transactions entered into prior to the Closing Date (including, without limitation, liabilities or obligations arising out of any breach by Seller of any provision of any Assumed Contract, including, but not limited to, liabilities or obligations arising out of Seller's failure to perform as required under any Contract in accordance with its terms prior to the Closing), any action or inaction prior to the Closing Date or any state of facts existing prior to the Closing Date (regardless of when asserted) not expressly assumed by Purchaser pursuant to this Agreement;

     (m) all legal fees and expenses incurred by Seller or for which Seller is otherwise liable; and

     (n) all accounting fees and expenses incurred by Seller or for which Seller is otherwise liable, except as otherwise provided in Section 10.02.

 SECTION 2.05      Purchase Price; Allocation of Purchase Price.

     (a) The aggregate purchase price to be paid by Purchaser for the Assets (the "Purchase Price") shall be one million four hundred thousand ($1,400,000) in cash (the "Closing Amount").

     (b) At the Closing, seven hundred thousand dollars ($700,000) of the Closing Amount (the "Escrowed Cash") shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement. The Escrowed Cash shall be held in the escrow account pursuant to the Escrow Agreement until such time as determined in accordance with the terms of the Escrow Agreement (the "Escrow Release Date"). Subject to Section 8.02(c) and Purchaser's satisfaction of the Operational Milestones, on the Escrow Release Date the Escrowed Cash will be delivered to Seller.

     (c) The  Purchase  Price shall be  allocated  to the Assets as set forth on
Schedule 2.05(c). Seller and Purchaser shall report the federal, state, local and foreign Tax consequences of the transaction contemplated by this Agreement in a manner consistent with such allocation. Seller and Purchaser further covenant and agree not to take a position with respect to Taxes that is inconsistent with such allocation on any Tax Return or otherwise, except as may be required by Law; provided, however, that if any Tax authority makes or proposes an allocation with respect to the Purchase Price which differs materially from such allocation, each of NMHC, Purchaser and Seller shall have the right, at its election and expense, to contest such Tax authority's determination. Each party shall provide the other party with all notices and information reports filed with Tax authorities and agencies with respect to the allocation of the Purchase Price.

     SECTION 2.06 Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of NMHC, 26 Harbor Park Drive, Port Washington, New York commencing at 9:00 a.m. on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to the certificates, opinions and agreements to be delivered at the Closing); provided, however, that date of the Closing shall be no later than November 1, 2002 (the date on which the Closing takes place being the "Closing Date"), unless extended by mutual consent of NMHC or Purchaser and Seller. The Closing shall be deemed effective as of the opening of business on the Closing Date. Each party hereto agrees to use its or his reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER


     Seller represents and warrants to NMHC and Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

     SECTION 3.01 Organization, Etc. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. Seller is duly qualified or licensed to do business, and is in good standing, as a foreign company in each jurisdiction where the character of the Assets or the nature of its activities in connection with the Business makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Seller Material Adverse Effect, all of which jurisdictions are set forth in Schedule 3.01. Seller has full power and authority to conduct the Business as it is now being conducted and to own, operate or lease the Assets. Seller has heretofore delivered to NMHC and Purchaser true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof. Seller has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

     SECTION 3.02 Subsidiaries. Except as set forth on Schedule 3.02, Seller does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock of securities convertible into capital stock of any other corporation or (ii) any ownership interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity. Seller is the record and beneficial owners of all outstanding shares or other ownership interests of each of the entities set forth on Schedule 3.02, free and clear of any Liens, claims, charges, encumbrances or other restrictions on transfer (other than restrictions under applicable securities laws), which entities are all of the Subsidiaries of Seller. All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary of Seller are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Each of Seller's
Subsidiaries is duly qualified or licensed to do business, and is in good standing, as a foreign company in each jurisdiction such qualification or licensing is necessary except where the failure to so qualify or be licensed would not have a Seller Material Adverse Effect, all of which jurisdictions are set forth on Schedule 3.02. Seller has heretofore delivered to NMHC and Purchaser true and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries in effect on the date hereof.

     SECTION 3.03 Capitalization. The authorized, issued and outstanding capital stock of Seller are as set forth in Schedule 3.03. All of the issued and outstanding shares of Seller are owned, of record and beneficially, by the
Owners. None of such capital stock has been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which Seller is a party or by which Seller is bound, obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional capital stock or any securities or obligations convertible into or exchangeable for such capital stock or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no voting trust agreements or other Contracts or understandings restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock of Seller.

     SECTION 3.04 Authorization. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and its shareholders. This Agreement has been, and each Ancillary Agreement to which Seller or any Owner is a party will be, duly executed and delivered by Seller and each of the Owners, as applicable, and (assuming due authorization, execution and delivery by NMHC and Purchaser) this Agreement is, and each Ancillary Agreement, when duly executed and delivered will be, a legal, valid and binding obligation of Seller and each of the Owners, as applicable, enforceable against it or him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     SECTION 3.05 No Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (i) violate or conflict with the certificate of incorporation or bylaws of Seller, (ii) conflict with or violate any Law or Governmental Order applicable to the Business, Seller or any Owner, or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the loss of any benefit under or result in the creation of any Lien on any of the Assets pursuant to, any Contract, License or other instrument to which Seller is a party or by which any of the Assets are bound or affected, except for Liens created by or through NMHC and Purchaser or any of their Affiliates.

     SECTION 3.06 Approvals. The execution and delivery of this Agreement and the Ancillary Agreements by Seller and each of the Owners do not, and the performance of this Agreement and the Ancillary Agreements by Seller and each of the Owners will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract other than such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities the failure of which to make or obtain would not have a Seller Material Adverse Effect.

     SECTION 3.07      Financial Statements and Other Information.

     (a) Seller has delivered to NMHC and Purchaser true, correct and complete copies of Seller's audited balance sheet for the Business as of December 31, 2001 and the related statements of operations and cash flows for the fiscal year ended December 31, 2001 and the unaudited balance sheets as of September 30, 2002 and related statements of operations and cash flows for the nine months ended September 2002 together with the notes to such financial statements (collectively, the "Seller Financial Statements"). The balance sheet of Seller at December 31, 2001 is referred to as the "Seller Balance Sheet".

     (b) The Seller Financial Statements are in accordance with the books and records of Seller and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the financial condition of Seller. All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Seller Financial Statements have been disclosed in the balance sheets included in the Seller Financial Statements or in notes to the Seller Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. The Seller Balance Sheet specifically identifies the assets and liabilities which, if the Closing had been held on December 31, 2002, would have been transferred to or assumed by NMHC or Purchaser in accordance herewith. The statements of operations and cash flows included in the Seller Financial Statements present fairly the results of operations and cash flows of Seller for the periods indicated, and the notes included in the Seller Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Seller Financial Statements do not contain any material items of special or non-recurring income or other income not earned, or omit any expenses incurred, in the ordinary course of business except as expressly specified therein. The statements of operations and cash flows included in the Seller Financial Statements do not reflect any operations or business not intended to constitute part of the Business following consummation of the transactions contemplated hereby and reflect all costs that have historically been incurred by the Business. The Business has not been conducted through any Person other than Seller.

  (c) [Reserved]

     (d) The accounts receivable of Seller arising from the Business as set forth on the latest balance sheet included in the Seller Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except as set forth in the Disclosure Schedule, are collectible at the full recorded amount thereof (less, in the case of accounts receivable appearing on the balance sheet, the recorded allowance for collection losses on the balance sheet) over the period of usual trade terms (by use of Seller's normal collection methods without resort to litigation or reference to a collection agency). The allowance for collection losses on the latest balance sheet included in the Seller Financial Statements has been determined in accordance with GAAP consistent with past practice.

     (e) Except as set forth in the notes to the Seller Financial Statements or in the Disclosure Schedule, the liabilities on the latest balance sheet included in the Seller Financial Statements consist solely of accrued obligations and liabilities incurred by the Business in the ordinary course of business to Persons which are not Affiliates of Seller. There are no liabilities of the Business of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including, without limitation, documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Seller Financial Statements, (ii) liabilities relating solely to the Excluded Assets and (iii) liabilities which have arisen after the date of the latest balance sheet included in the Seller Financial Statements in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than charge backs incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

     (f) The books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business. Seller has not engaged in any transaction with respect to its business, maintained any bank account for its business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Business.

     (g) Schedule 3.07(g) lists the name and address of every bank and other financial institution in which Seller or its Affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto.

     SECTION 3.08 Absence of Certain Changes or Events. (a) Since December 31, 2001, except as contemplated by this Agreement, Seller and the Business have been conducted in all material respects in the ordinary course consistent with past practice. Since December 31, 2001, there has been (i) no material adverse change in the Assets or liabilities, or in the business, condition (financial or otherwise), results of operations or prospects, of the Business, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and (ii) no adverse change in the Assets or Liabilities or in the business or condition (financial or otherwise) of the Business except in the ordinary course of business; and, to the Knowledge of Seller, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

     (b) Without limiting the generality of the foregoing, since December 31, 2001, except as contemplated by this Agreement, Seller has not:

     (i) except in the ordinary course of business of the Business consistent with past practice, granted any Lien (other than a Permitted Lien) on any Asset;

     (ii) except in the ordinary course of business of the Business consistent with past practice, granted or agreed to grant any bonus to any Business Employee or made any increase in the rate of salary or compensation or benefits of any Business Employee except as set forth, in Schedule 3.08(b);

     (iii) except for sales of inventory in the ordinary course of business of the Business and consistent with past practice of the Business, sold, assigned, transferred, leased or otherwise disposed of any of the Assets having a value individually or in the aggregate exceeding $10,000;

     (iv) except as required by GAAP, made any material change in any method of accounting or accounting practice relating to the Business;

     (v) failed to pay or discharge when due any liability or obligation;

     (vi) made any material change in the manner of the Business or its operations;

     (vii) paid or declared any dividend or other distribution with respect to any capital stock, other than to the extent necessary to fund the Owners' Tax liabilities arising from the operation of the Business;

     (viii) issued any shares of its capital stock or other security (including, without limitation, securities convertible into or rights to acquire capital stock of Seller);

     (ix) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under Contracts entered into, borrowings under the banking facilities of Seller disclosed in Schedule 3.08(ix) and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business;

     (x) suffered any loss of any Asset or waived any right of substantial value relating to the Business whether or not in the ordinary course of business;

     (xi) suffered any adverse change in its relations with, or any loss or threatened loss of, any of the suppliers or customers of Seller disclosed in
Schedule 3.21;

     (xii) delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

     (xiii) entered into any transaction affecting the Assets except in the ordinary course of business; and

     (xiv) except as contemplated by this Agreement, entered into any commitment or Contract to do any of the foregoing.

     SECTION 3.09 Taxes. Except as set forth in Schedule 3.09: (a) all Tax returns, forms, statements and reports (herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") required to be filed by or on behalf of Seller have been filed in a timely manner with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account all extensions) and all Taxes shown to be due and payable on such Tax Returns have been paid in full;

     (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

     (c) none of such Tax Returns relating to the Business or the Assets are now under audit or examination by any Governmental Authority, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature with respect to any such Tax Return, nor is any Action now pending or, to the Knowledge of Seller, threatened against Seller with respect to any Tax relating to the Business or the Assets, and, to the Knowledge of Seller, there is no Basis for such an Action;

     (d) there is no Tax Lien imposed by any Governmental Authority outstanding against any of the Assets or the Business;

     (e) (1) neither Seller nor any of its Affiliates has made with respect to any Assets of the Business any consent under Section 341 of the Code, (2) none of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (3) none of the Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954; and

     (f) Seller does not have any liability for Taxes of any other taxpayer as a transferee, successor, by Contract or otherwise.

     SECTION 3.10 Litigation. Except as set forth in Schedule 3.10, there are no Actions pending or, to the Knowledge of Seller, threatened against Seller, or to the Knowledge of Seller, any Basis in fact therefor known to Seller, relating to the Business or to which any of the Assets are subject. With respect to each Action described in such Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished to NMHC and Purchaser. Neither the Business nor Seller is subject to any outstanding injunction, judgment, order, decree, ruling or charge which could reasonably be expected to have a Seller Material Adverse Effect.

     SECTION 3.11 Compliance with Laws. The Business has been conducted by Seller in compliance in all material respects with all Laws and Governmental Orders applicable to Seller, the Business or any Asset. No investigation or review by any Governmental Authority with respect to the Business or the Assets is pending or, to the Knowledge of Seller, threatened, nor has any Governmental Authority indicated in writing to Seller an intention to conduct the same. Neither Seller nor, to the Knowledge of Seller, any director, officer, consultant or employee of Seller (in their capacity as such), is in default in any material respect with respect to any Governmental Order known to or served upon Seller by any Governmental Authority. There is no existing Law which would prohibit or materially restrict or otherwise materially adversely affect the conduct of the Business in any jurisdiction in which it is now being conducted or in which the Business is currently proposed to be conducted.

     SECTION 3.12 Real Property. (a) Seller owns no real property.

     (b) Schedule 3.12 identifies each real property leased or subleased by Seller and used in the Business (the "Leased Real Property"). None of the leases and subleases with respect to such Leased Real Property are subject to Liens, except Permitted Liens.

     (c) True and complete copies of the leases affecting any Leased Real Property have been made available to NMHC and Purchaser by Seller. Subject to the terms of the respective leases affecting any Leased Real Property, Seller has a valid and subsisting leasehold or subleasehold estate in each Leased Real Property and each lease is in full force and effect and neither Seller nor, to the knowledge of Seller, any other party to any such lease is in default thereunder.

                  SECTION 3.13      Compliance with Environmental Laws.

     (a) Seller and its Subsidiaries have at all times owned, used and operated the Business and the Assets in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of the Licenses and Environmental Laws and related Governmental Orders.

     (b) There are not any pending or, to the Knowledge of Seller, threatened Actions by or before any Governmental Authority directed against Seller or any of its Subsidiaries which pertain or relate to (i) any response, removal or remedial costs or obligations under any applicable Environmental Law, (ii) violations by Seller or any of its Subsidiaries of any Environmental Law, or
(iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by Seller or any of its Subsidiaries.

     (c) Seller is not aware of any Environmental remediation costs which are required or have been planned for which Seller reasonably anticipates payment or accrual by Seller or its Subsidiaries.

     SECTION 3.14 Condition of the Assets and Related Matters. The Assets will, as of the Closing Date, constitute all of the assets (other than people resources) necessary for the conduct of the Business in all material respects as currently conducted by Seller, and none of the Excluded Assets are material to the Business.

     (a) Except for (i) Permitted Liens and (ii) Liens created by or through NMHC or Purchaser or any of their Affiliates, Seller has, and upon payment therefor, Purchaser will have good and indefeasible title to the Assets (except for leased or licensed Assets, as to which Seller has, and Purchaser will have, valid leaseholds or licenses and subject to obtaining required consents with respect to the Nonassignable Contracts), free and clear of all Liens.

     (b) The Assets are in good operating condition, ordinary wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable Laws relating to their construction, use and operation. None of the Assets are in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost. The Assets do not include any equity interests in any other Person.

                  SECTION 3.15      Employee and Labor Matters and Plans.

     (a) Schedule  3.15(a)  lists each  "employee  benefit  plan," as defined in
Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, severance, consulting, confidentiality, deferred, incentive, fringe benefit, change in control, retention, stock option or other equity based or other compensatory or benefit plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that is, with respect to Seller's own employees, (i) maintained, administered, contributed to or required to be contributed to by Seller, or any entity that, together with Seller, would be treated as a single employer under Section 414 of the Code (an "ERISA Affiliate") or to which Seller or any ERISA Affiliate is a party, and
(ii) covers any employee or former employee of Seller or any of its ERISA Affiliates who provides or has provided services to or in connection with the Business (the "Business Employees"). Each such plan, policy, agreement or arrangement is referred to herein as an "Employee Plan".

     (b) Seller has delivered or made available to NMHC and Purchaser true, correct and complete copies of the following documents with respect to each Employee Plan (where applicable): (i) all plan documents and agreements, as well as collective bargaining agreements and amendments of same; and (ii) the most recent copies of all summary plan descriptions and booklets distributed to plan participants.

     (c) With respect to any funded employee  pension plan within the meaning of
Section 3(2) of ERISA, (i) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a Lien upon any of the Assets; and (ii) no event has occurred and no circumstance exists under which Seller or any of its Affiliates has incurred or may incur, directly or indirectly, any liability under the provisions of Title IV of ERISA which could become a liability of NMHC or Purchaser. Seller neither is nor ever was obligated to contribute or is otherwise a party to any employee welfare benefit plan or employee pension benefit plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (d) Each Employee Plan has been maintained in compliance with its terms and applicable Law. With respect to each Employee Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code, (i) Seller has complied in all material respects with the provisions of Section 4980B of the Code; and (ii) no event has occurred and no circumstance exists under which Seller has incurred or may incur, direct or indirect liability under the provisions of Section 4980B of the Code which could become a liability of NMHC or Purchaser or which has resulted or could result in the imposition of a Lien upon any of the Assets.

     (e) Schedule 3.15(e) contains a true and complete list of all Business Employees who are employed or performing services in the Business on the date hereof, the title and rate of compensation of each Business Employee, and the amount of any accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel as of the date of this Agreement. All accrued salary and bonuses, and accrued amounts for vacation, sick leave, maternity leave and other leave shall be paid by Seller on or prior to the Closing Date. Seller is not in default with respect to any withholding or other employment Taxes or payments with respect to accrued vacation or severance pay on behalf of any employee or independent contractor for which it is obligated on the date hereof, and Seller will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustment for any Business Employee. Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. No employee or independent contractor has filed or, to Seller's Knowledge, threatened any claims, and there is no reasonable Basis for a claim against Seller relating to employment or similar matters (including, without limitation, compensation and benefits) with Seller. There are not in existence or, to Seller's Knowledge, threatened any (i) work stoppages respecting employees or independent contractors of Seller or (ii) unfair labor practice complaints against Seller. Seller is not a party to any collective bargaining agreement applicable to any Business Employees. No representation question exists respecting the Business Employees and no collective bargaining agreement is currently being negotiated by Seller covering its employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. Seller has not received notice from any union or the Business Employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of Seller, and, to the Knowledge of Seller, no Basis for such audit exists. Seller does not have any severance agreement or other arrangement with respect to severance with any Business Employee. True and complete copies of the current written personnel policies, manuals and/or handbooks of Seller have previously been delivered to NMHC and Purchaser.

     SECTION 3.16 Contracts. (a) Schedule 3.16(a) lists each currently effective Contract of Seller relating to the Business, the Business Employees and the Assets. True and correct copies of all the Assumed Contracts have been furnished to NMHC and Purchaser. Except as indicated in Schedule 3.16(a), all of the foregoing Contracts are Assumed Contracts. With respect to each Assumed Contract (whether or not listed on the Disclosure Schedule): (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) subject to obtaining required consents with respect to the Nonassignable Contracts, the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither Seller nor, to Seller's Knowledge, any other party thereto, is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under the agreement; and (iv) neither Seller nor, to Seller's Knowledge, any other party thereto has repudiated any provision of the agreement. There are no material liabilities of Seller or, to Seller's Knowledge, any other party to any of the Assumed Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by Seller which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Assets. There are no negotiations pending or in progress to revise any material terms of such Assumed Contracts.

     (b) Except as set forth on Schedule 3.16(b), no consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement, including the assignment of the Assumed Contracts.

     SECTION 3.17 Insurance Policies. Schedule 3.22, (i) contains a correct and complete description of all insurance agreements and policies maintained by Seller, including any and all insurance agreements and policies covering the Assets and the Business, and the type and amounts of coverage thereunder, and
(ii) reflects all such insurance required by Law or that Seller deems necessary and adequate, in type and amount, to protect it and its financial condition against the risks involved in the conduct of the Business. Such agreements and policies are in full force and effect, Seller is not delinquent with respect to any premium payments thereon, and Seller has not received any notice of cancellation or termination with respect to any such policy. Except as set forth in Schedule 3.17, since 1997, Seller has not been refused insurance coverage, nor has any insurer otherwise reserved rights, in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreement or policy. Seller has not failed to give any notice or present any claim under any such insurance policy or agreement in due and timely fashion. There are no pending claims against such insurance agreements and policies by or on behalf of Seller. All retroactive premium adjustments under any worker's compensation policy of Seller have been recorded in the Financial Statements in accordance with GAAP and are reflected in the Financial Statements.

     SECTION 3.18 Records. Seller has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with GAAP.

     SECTION 3.19 [Reserved.]

     SECTION 3.20 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, the Owners or their respective Affiliates.

     SECTION 3.21 Suppliers and Customers

     (a) Schedule 3.21 lists (i) all suppliers of the Business to which Seller made payments during the year ended December 31, 2001, or expects to make payments during the year ending December 31, 2002, in excess of two percent of Seller's cost of sales as reflected on Seller's statement of operations for such year and (ii) all customers of the Business that paid Seller during the year ended December 31, 2001 or that Seller expects will pay to Seller during the year ending December 31, 2002, more than two percent of Seller's sales revenues relating to the Business as reflected on Seller's statement of operations for such year.

     (b) Seller has no information which might reasonably indicate that any of the customers or suppliers of the Business listed on Schedule 3.21 intend to cease purchasing from, selling to or dealing with the Business, nor has any information been brought to Seller's attention which might reasonably lead Seller to believe any such customer or supplier intends to alter in any material respect the amount of such purchases or sales or the extent of dealings with the Business or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement.

     (c) Neither Seller, nor, to the Knowledge of Seller, any of its officers, directors or Affiliates, nor any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing:

     (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Business;

     (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Business uses in the conduct of business; or

     (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Business, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     SECTION 3.22 Intellectual Property. (a) Schedule 3.22 contains an accurate and complete list of all Copyrights, Trademarks, patents, and other Intellectual Property owned (in whole or in part), licensed to any extent or used or anticipated to be used in the conduct of the Business as currently conducted, whether in the name of Seller, any employee or otherwise (collectively, the "Seller Intellectual Property"). Seller owns or has the valid right to use, in each case as and to the extent currently used in the Business, all Seller Intellectual Property that is material to the operation of the Business as currently operated by Seller. Each item constituting part of Seller Intellectual Property in which Seller has an ownership or license interest has been, to the extent indicated on the Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Authorities, domestic or foreign, as are indicated on the Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. To the Knowledge of Seller, Seller Intellectual Property and the use thereof in the operation of the Business as currently conducted by Seller, do not infringe any Copyright, Trademark or other Intellectual Property right of any Person. No claim, written or oral, has been asserted or, to the Knowledge of Seller, could be asserted, which threatens or, to the Knowledge of Seller, could threaten, that the use of such Seller Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any Person. No Person is engaging in any activity that infringes in any material respect upon Seller Intellectual Property or Seller's rights in or to any Seller Intellectual Property. Neither Seller nor any of its Affiliates is in breach of, or default under, any term of any Contract relating to Seller Intellectual Property, and, to Seller's Knowledge, no other party to any such Contract is in breach thereof or default thereunder. Without limiting any other provisions hereof, Seller has not granted any license, franchise or permit to any Person to use any of Seller Intellectual Property and no other Person (including, without limitation, Seller) has the right to use the same Trademarks used by Seller or any similar Trademarks likely to lead to confusion.

     (b) Seller has not conducted the Business under any corporate, trade or fictitious name. Schedule 3.22(b) sets forth all Trademark and Copyright registrations and applications relating to the Business abandoned by Seller.

     SECTION 3.23 Licenses. Seller holds all Licenses necessary for the operation of the Business as currently operated, all of which Licenses are set forth on Schedule 3.23 of such Licenses are in full force and effect in all material respects, Seller is in compliance in all material respects with the terms of such Licenses, and no Action is pending nor, to the Knowledge of Seller, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Seller has taken all necessary action to maintain such Licenses. All such Licenses are assignable by Seller to Purchaser.

     SECTION 3.24 No Illegal or Improper Transactions. Neither Seller, the Owners, nor any director, officer or employee of Seller has, directly or indirectly, used funds or other assets of Seller, or made any promise or undertaking in such regards, for (i) illegal contributions, gifts, entertainment or other expenses relating to political activity, (ii) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (iii) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent or representative thereof, or (iv) the establishment or maintenance of a secret or unrecorded fund, and there have been no false or fictitious entries made in the books or records of Seller.

     SECTION 3.25 Owners' Representations. The Owners have no actual knowledge of any information that any of the customers or suppliers of Seller or its Subsidiaries relating to the Business listed on the Disclosure Schedule intends, or is considering, ceasing or altering, in any material adverse respect, their purchasing from, selling to or dealing with Seller or its Subsidiaries, by reason of the consummation of the transactions contemplated by this Agreement, or otherwise.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF NMHC AND PURCHASER


     NMHC and Purchaser jointly and severally represent and warrant to Seller and the Owners that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

     SECTION 4.01 NMHC Organization, Etc. NMHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NMHC is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Purchaser Material Adverse Effect. NMHC has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. NMHC has heretofore made available to Seller true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof. NMHC has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     SECTION 4.02 Purchaser Organization, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Purchaser Material Adverse Effect. Purchaser has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Purchaser has heretofore made available to Seller true and correct copies of its organizational documents as in effect on the date hereof. Purchaser has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     SECTION 4.03 Authorization. The execution and delivery by NMHC and Purchaser of this Agreement and the Ancillary Agreements to which they are a party, the performance by NMHC and Purchaser of their obligations hereunder and thereunder and the consummation by NMHC and Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NMHC and Purchaser. This Agreement has been, and each Ancillary Agreement to which NMHC and Purchaser is a party will be, duly executed and delivered by NMHC and Purchaser, and (assuming due authorization, execution, and delivery by Seller and the Owners parties thereto) this Agreement is, and each Ancillary Agreement, when duly executed and delivered, will be a legal, valid and binding obligation of NMHC and Purchaser, enforceable against NMHC and Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     SECTION 4.04 No Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) violate or conflict with the certificate of incorporation or bylaws of NMHC or of Purchaser or any Subsidiary of NMHC or Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to NMHC and Purchaser or any Subsidiary of NMHC or Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation of any Lien on any of the assets or properties of NMHC or Purchaser or any Subsidiary of NMHC or Purchaser pursuant to, any Contract, License or other instrument to which NMHC and Purchaser or any Subsidiary of NMHC or Purchaser is a party or by which any of the assets or properties of NMHC or Purchaser or any Subsidiary of NMHC or Purchaser are bound or affected, which breach or default would have a Purchaser Material Adverse Effect.

     SECTION 4.05 Approvals. The execution and delivery of this Agreement and the Ancillary Agreements by NMHC and Purchaser do not, and the performance of this Agreement and the Ancillary Agreements by NMHC and Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities the failure of which to make or obtain would not have a Purchaser Material Adverse Effect.

     SECTION 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or NMHC or their respective Affiliates.

     SECTION 4.07 Financial Statements and Other Information. To the knowledge of Purchaser and NMHC, NMHC has filed with the SEC all required reports under the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 2000 (the "SEC Documents"). The financial statements of NMHC included in the SEC Documents (the "NMHC Financial Statements") comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC, and have been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied (except as may be indicated in the notes thereto) throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the consolidated financial position of NMHC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). All liabilities and obligations of NMHC and its subsidiaries, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such NMHC Financial Statements have been disclosed in the balance sheets included in the NMHC Financial Statements or in notes to the NMHC Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed.

     SECTION 4.08 Absence of Certain Changes or Events. To the knowledge of Purchaser and NMHC, since December 31, 2001, except as contemplated by this Agreement, NMHC's business has been conducted in all material respects in the ordinary course consistent with past practice. To the knowledge of Purchaser, since December 31, 2001, there has been no material adverse change in NMHC and its subsidiaries taken as a whole.

     SECTION 4.09. Compliance with Laws. To the knowledge of NMHC and Purchaser, NMHC has conducted its business in compliance in all material respects with all Laws and Governmental Orders applicable to it, except for any non-compliance which could not be reasonably be expected to have a material adverse effect on NMHC and its subsidiaries, taken as a whole.


                                    ARTICLE V

                                    COVENANTS


     SECTION 5.01 General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below).

     SECTION 5.02 Access to Premises and Information. NMHC, Purchaser and their Affiliates, counsel, accountants, and other representatives will have reasonable access during normal business hours to the Business and to all properties, books, accounts and records, Contracts and documents of or relating to the Business. Seller will furnish or cause to be furnished to Purchaser and its representatives all data and information within Seller's reasonable possession or control concerning the business, finances, and properties of Seller and the Business that may be requested.

     SECTION 5.03 Non-Competition; Non-Solicitation. (a) Seller and each of the Owners agrees that neither Seller nor any of the Owners will, for a period of two years from the Closing Date directly or indirectly (i) build, invest in, assist in the development of, or have any management or advisory role in another business that competes with the Business, (ii) solicit for employment any employee of NMHC or Purchaser or any of their Affiliates or (iii) interfere with, entice away, disrupt or attempt to disrupt the relationship between NMHC, Purchaser and their Affiliates and any of their lessors, lessees, licensors, licensees, customers or suppliers.

     (b) Each Owner and Seller acknowledges and agrees that the agreements and covenants contained in this Section 5.03 are essential to protect the Assets being acquired by NMHC and Purchaser hereunder, that NMHC and Purchaser would not consummate the transactions contemplated hereby but for such agreements and covenants, and that a legally sufficient consideration will be paid to the Owners and Seller for the non-competition provisions of this Section 5.03, and each of the Owners and Seller expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provisions of this Section 5.03 should such enforcement ever become necessary. The Owners and Seller acknowledge that a remedy at Law for any breach or attempted breach of this Section 5.03 will be inadequate and further agrees that any breach of this
Section 5.03 will result in irreparable harm to the Assets and the Business; and each of the Owners and Seller covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Whenever possible, each provision of this
Section 5.03 shall be  interpreted  in such manner as to be effective  and valid under  applicable  Law  but if any  provision  of this  Section  5.03  shall  be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Section 5.03. If any provision of this Section 5.03 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this
Section  5.03 but shall be confined in its  operation  to the  provision of this
Section 5.03 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.03 should ever be deemed to exceed the time or geographic limitations permitted by applicable Law, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable Law.

     SECTION 5.04 Consents. Seller, NMHC and Purchaser, as promptly as practicable (i) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for any party hereto to consummate the transactions contemplated hereby, (ii) will use their respective reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by either of them in order to consummate such transactions, including any consent of any Person listed in Schedules 3.16(b) and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder. Seller, the Owners, NMHC and Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. SECTION 5.05 Public Announcements. Unless and to the extent required by Law, each party hereto will agree in advance prior to the issuance by any of them of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other parties. In the event that any party is required to issue a press release or make a public statement by Law, it or he will use its or his reasonable efforts to notify the other parties of the contents thereof in advance of the issuance or making thereof.

     SECTION 5.06 Confidentiality Obligations of the Parties. (a) Each party shall keep all information obtained from any other party either before or after the date of this Agreement confidential, in accordance with the terms of that certain Confidentiality Agreement, dated as of August 30, 2002, between NMHC and Seller.

     (b) From and after the Closing Date, each of the Owners and Seller will, and will cause their Affiliates to, treat and hold as confidential, and not disclose any of the Confidential Information to any Person. In the event that Seller, the Owners or their Affiliates are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or as otherwise required by law) to disclose any Confidential Information, Seller will notify NMHC and Purchaser promptly of the request or requirement so that NMHC and Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.06. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller, the Owners or their Affiliates are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, they may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use its reasonable best efforts to obtain, at the request of NMHC and Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as NMHC and Purchaser shall designate. The foregoing provisions shall not apply to any information which is generally available to the public immediately prior to the time of disclosure.

     (c) Notwithstanding anything herein to the contrary, neither NMHC nor Purchaser shall have any obligation with respect to Confidential Information of the Business after the Closing Date.

     SECTION 5.07 Discharge of Liabilities. Following the Closing Date, Purchaser agrees to discharge in accordance with their terms the Assumed Liabilities and Seller agrees to discharge in accordance with their terms all Excluded Liabilities. Purchaser acknowledges and agrees that immediately following the Closing, it will not be subject to any restriction in its ability to discharge the Assumed Liabilities.

     SECTION 5.08 Employee Matters. (a) No term of this Agreement shall be deemed to create any contract between NMHC, Purchaser and any current employee of Seller which gives the employee the right to be retained in the employment of NMHC or Purchaser, or any related employer, or to interfere with NMHC and Purchaser's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time, other than pursuant to the terms of the Employment Agreements. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

     (b) Except as specifically provided herein, Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) with respect to any Business Employee (or covered dependent of such Business Employee) required by Section 4980B of the Code due to qualifying events which occur on or before the Closing Date, and Purchaser will in no event be deemed to be a successor employer (within the meaning of Treasury Regulation ss.54.4980B-2) of Seller for purposes of applying the provisions of Section 4980B of the Code.

     (c) No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller in respect of employment with Purchaser in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, agreement, policy or arrangement which may be established by Purchaser. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans, agreements, policies or arrangements of Purchaser.

     SECTION 5.09 Maintenance of Books and Records; Right of Access. Each of Seller and Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party or the former officers and directors of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or Assumed Liabilities prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (x) as required by Law, (y) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (z) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

     SECTION 5.10 Bulk Sales Law. Purchaser hereby waives compliance by Seller with all applicable bulk sales Laws.

     SECTION 5.11 Risk of Loss. The risk of loss or damage to any of the Assets shall remain with Seller until the Closing and Seller shall maintain its insurance policies covering the Assets through the Closing. All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the Assets prior to the Closing Date shall be assigned by Seller to Purchaser at the Closing.

     SECTION 5.12 Collection of Accounts Receivable.

     (a) For a period of six months from the Closing, Purchaser shall utilize the same efforts it uses in collecting its own receivables in attempting to collect the Accounts Receivable acquired by Purchaser at Closing. At or as soon as reasonably practicable following Closing, Seller shall provide to Purchaser an Accounts Receivable aging schedule as of October ___, 2002. Thereafter,
Purchaser's personnel shall be responsible for maintaining records related to the Accounts Receivable collected, including recording cash receipts, offsets and adjustments which Purchaser deems appropriate (provided, however, that Purchaser shall not settle any Account Receivable for less than 100% without the written consent of Seller, which shall not be unreasonably withheld), and Purchaser shall provide Seller with an updated aging schedule for the Accounts Receivable on each of the 60th, 120th, and 180th day anniversaries of the Closing Date. Notwithstanding the above, in the event that following Closing, Purchaser receives payment from a customer which is both a historical customer of Seller and a continuing customer of Purchaser following Closing, and such payment does not otherwise indicate or specify an invoice for which such payment is intended, such payment shall be deemed to relate to the oldest Seller Account Receivable of such customer, unless such Seller Account Receivable is the subject of a dispute between Purchaser and such customer, in which case such payment shall be applied to the next most recent account receivable.

     (b) On or after the six month anniversary of the Closing Date, Purchaser shall have no further obligations with respect to collection efforts related to the Accounts Receivable and shall be entitled to draw from the escrow account, the balance of any remaining uncollected Accounts Receivable ("Uncollected Accounts"), in exchange for the assignment of such uncollected Accounts Receivable back to Seller; provided, however, if after such period Purchaser thereafter receives a payment which by its terms clearly relates to an Account Receivable reassigned to Seller, Purchaser shall promptly forward such payment pursuant to instructions provided by Seller at the end of the such six month period.

     SECTION 5.13 NMHC Guarantee. NMHC hereby unconditionally guarantees the full and timely performance of each and all of the obligations of Purchaser owed to Seller and the Owners under this Agreement as though each such obligation were the joint and several obligation of Purchaser and NMHC and Seller and Owners may enforce this obligation against NMHC without having to pursue or exhaust any remedy against Purchaser.

     SECTION 5.14 Financial Matters. Within sixty (60) days following Closing, Seller shall deliver to Purchaser and NMHC audited financial statements of Seller through September 30, 2002 (the "Post-Closing Financial Statements"). If the net book value of Seller on the Post-Closing Financial Statements reflects a greater than ten percent (10%) variance from the net book value of Seller on its Closing Balance Sheets Purchaser shall deduct from the Escrowed Cash an amount in cash equal to the dollar equivalent of such variance.

     SECTION 5.15. Consents. Seller and the Owners shall take all action necessary to obtain any authorization, consent, waiver, approval, order, registration, qualification, designation, declaration, filing or other action, not taken prior to the Closing, required with or from any Governmental Authority (including, without limitation, receipt of Licenses to own and operate the Business as currently conducted) or third party (including, without limitation, all parties to each of the Assumed Contracts (including the Nonassignable Contracts)) and all other requirements of Law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF NMHC AND PURCHASER


     The obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller and/or any of the Owners is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     SECTION   6.01   Accuracy   of   Representations   and   Warranties.    All
representations and warranties by Seller and the Owners contained in this Agreement or in any agreement or written statement delivered by Seller or any of the Owners to Purchaser pursuant to this Agreement that are qualified as to materiality will be true and correct in all respects and those not so qualified shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     SECTION 6.02 Performance. Seller will have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.


     SECTION 6.03 No Material Adverse Change.  There shall have been no material
adverse  change  in  the  Assets,  tangible  property,   condition,  results  of
operations or prospects of the Business since the date of this Agreement.

     SECTION 6.04 Certification by Seller. Purchaser will have received a certificate, dated the Closing Date, signed by the President of Seller, on behalf of Seller, certifying that the conditions specified in Sections 6.01,
6.02 and 6.03 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of Seller pertaining to authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

     SECTION 6.05 Absence of Litigation. No Action by or before any Governmental Authority pertaining to the transactions contemplated by this Agreement or to their consummation will have been instituted or threatened on or before the Closing Date.

     SECTION 6.06 Legal Prohibition. On the Closing Date, no Governmental Order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no Action shall have been instituted and remain pending before a Governmental
Authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Authority which could materially and adversely affect the Business. No Law shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of Purchaser to own or conduct the Business.

     SECTION 6.07  Consents,  Approvals,  Permits,  Licenses,  etc. All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Authority (including, without limitation, receipt of Licenses to own and operate the Business as currently conducted) or third party (including, without limitation, all parties to each of the Assumed Contracts) and all other requirements of Law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to NMHC and Purchaser and their counsel. No such consent or approval (I) shall be conditioned on the modification, cancellation or termination of any Assumed Contract, or (II) shall impose on NMHC and Purchaser any material condition, provision or requirement with respect to the Business or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing, unless NMHC and Purchaser give their prior written approval. Notwithstanding the foregoing, no such consent or approval with respect to a Nonassignable Contract shall be a condition to closing, provided that nothing in this Section 6.07 shall be interpreted to limit the obligations of the parties as set forth in the last paragraph of
Section 2.01.

     SECTION 6.08 Employment Agreement. . NMHC shall have received from Seller a duly executed Employment Agreement from each of Michael Rosenblum and Mark McKinney.

     SECTION 6.09 Escrow Agreement. NMHC and the Owners shall have entered into the Escrow Agreement.

     SECTION 6.10 Closing Matters. All proceedings to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and their counsel.

     SECTION 6.11 Supplemental Disclosure. If Seller shall have delivered, supplemented or amended any Schedule pursuant to its obligations set forth in
Section 5.04 hereof, NMHC and Purchaser shall not have given notice to Seller that, as a result of information provided to NMHC and Purchaser in connection with any or all of such amendments or supplements, NMHC and Purchaser have determined not to proceed with the consummation of the transactions contemplated hereby.

     SECTION 6.12 Opinion. NMHC and Purchaser shall have received a legal opinion, dated the Closing Date, from counsel to Seller substantially in the form attached hereto as Exhibit ___.

     SECTION 6.13 Due Diligence. NMHC and Purchaser shall have completed its due diligence review of the Business and the Assets and shall be reasonably satisfied with the results thereof.

     SECTION 6.14 Delivery of Financial Statements. Seller shall have prepared and delivered to NMHC and Purchaser such financial statements, prepared in accordance with generally accepted accounting principles covering such periods as NMHC and Purchaser may request. Notwithstanding the foregoing, at Closing, Seller shall deliver to Purchaser and NMHC balance sheets and income statements of Seller as of September 30, 2002 (the "Closing Balance Sheets").

     SECTION 6.15 Real Property Lease. Seller shall have delivered the Real Property Lease duly executed by B/A Airport Park Solutions, LLC to Purchaser.

     SECTION 6.16 Bill of Sale. Seller shall have executed and delivered the Bill of Sale to Purchaser.

     SECTION 6.17 Additional Deliveries. Seller shall deliver to NMHC and Purchaser such other certificates and documents Purchaser or its counsel may reasonably request.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER


     The obligations of Seller under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if NMHC or Purchaser is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     SECTION 7.01 Accuracy of Representations and Warranties. All representations and warranties by NMHC and Purchaser contained in this Agreement or in any agreement or written statement delivered by NMHC and Purchaser to Seller or any of the Owners pursuant to this Agreement that are qualified as to materiality will be true and correct in all respects and those not so qualified will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     SECTION 7.02 Performance. NMHC and Purchaser will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     SECTION 7.03 Certification by Purchaser. Seller will have received a certificate, dated the Closing Date, signed by the President of NMHC, on behalf of NMHC and Purchaser, certifying that the conditions specified in Sections 7.01 and 7.02 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of Purchaser pertaining to authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

     SECTION 7.04 Employment Agreement. Purchaser shall have duly executed and delivered the Employment Agreement.

     SECTION 7.05 Real Property Lease. Purchaser shall have duly executed and delivered the Real Property Lease.

     SECTION 7.06 Bill of Sale. Purchaser shall have executed and delivered the Bill of Sale to Seller.

     SECTION 7.07 Closing Amount; Escrowed Cash. Purchaser shall deliver to (i) Seller, the Closing Amount, less the Escrowed Cash and (ii) the Escrow Agent, the Escrowed Cash.

     SECTION 7.08 Additional Deliveries. Purchaser shall deliver to Seller such other certificates and documents Seller or its counsel may reasonably request


                                  ARTICLE VIII

                                 INDEMNIFICATION


     SECTION 8.01 Indemnification by NMHC and Purchaser. (a) Subject to paragraph (b)(iii) below and Section 8.05 in the case of subclause (i) below, NMHC and Purchaser shall indemnify, defend and hold harmless each of the Owners, Seller, its Affiliates and its employees, officers, directors and stockholders (collectively, the "Seller Indemnified Parties") against, and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including in respect of any Action brought by any Governmental Authority or any other Person) including reasonable attorneys' and consultants' fees and expenses and other legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement (collectively, "Losses"), that such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (i) the inaccuracy of any representations and warranties made by NMHC and Purchaser in this Agreement (without regard to any materiality qualifier contained in such representation or warranty);

     (ii) any failure by NMHC and Purchaser to perform any of their covenants or agreements under this Agreement or any of the Ancillary Agreements; and

     (iii) any Assumed Liability.

     (b) Notwithstanding any other provision in this Agreement to the contrary, neither NMHC nor Purchaser shall be required to indemnify, defend or hold harmless any Seller Indemnified Party against or reimburse any Seller Indemnified Party for any Losses pursuant to Section 8.01(a) unless:

     (i) such Seller Indemnified Party has notified NMHC and Purchaser in writing in accordance with Section 8.03(a) of a claim with respect to such matters within the applicable survival period set forth in Section 8.05;

     (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by the breach (or alleged breach) of any representation or warranty of NMHC and Purchaser exceeds $25,000, at which point NMHC and Purchaser will be obligated to indemnify such Seller Indemnified Party from and against all Losses in excess of such threshold; and

     (iii) NMHC and Purchaser's maximum aggregate liability hereunder shall not exceed the Purchase Price.

     SECTION 8.02 Indemnification by Seller and the Owners. (a) Subject to paragraph (b)(iii) below and Section 8.05 hereof in the case of subclause (i) below, Seller and the Owners, collectively,shall indemnify, defend and hold harmless NMHC and Purchaser, their Affiliates and their respective employees, officers, directors and stockholders (collectively, the "Purchaser Indemnified Parties") against, and reimburse any Purchaser Indemnified Party for, any and all Losses that such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (i) the inaccuracy of any representations and warranties made by Seller in this Agreement (without regard to any materiality qualifier contained in such representation and warranty);

     (ii) any failure by Seller to perform any of its covenants or agreements under this Agreement or any of the Ancillary Agreements;

     (iii) any Excluded Liability;

     (iv) uncollected Accounts; and

     (v) any litigation or threatened litigation, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon,
(i) any untrue statement, or alleged untrue statement, of a material fact contained in a Registration Statement, any preliminary or final prospectus, or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by NMHC based upon written information furnished by or on behalf of the Owners filed in any jurisdiction in order to register or qualify the NMHC Shares under the securities laws thereof or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (ii) the employment by the Owners of any device, scheme or artifice to defraud, or the engaging by the Owners in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Owners shall participate, in connection with the issuance and sale of any of the NMHC Shares; provided, however, that this indemnity shall not extend to NMHC if any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission, or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to NMHC by a selling Owner of NMHC Shares specifically for use in connection with the preparation of such Registration Statement, any preliminary or final prospectus, or any such amendment or supplement thereto.

     (b) Notwithstanding any other provision in this Agreement to the contrary, Seller and the Owners shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Section 8.02(a)(i) unless:

     (i) such Purchaser Indemnified Party has notified Seller in writing in accordance with Section 8.03(a) of a claim with respect to such matters within the applicable survival period set forth in Section 8.05; and

     (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by the breach (or alleged breach) of any representation or warranty of Seller exceed $25,000, at which point Seller and the Owners will be obligated to indemnify such Purchaser Indemnified Party from and against all Losses in excess of such threshold.

     (c) Notwithstanding any other provision in this Agreement to the contrary, the obligation of Seller and all Owners in the aggregate to indemnify NMHC and Purchaser under Section 8.02(a) shall be limited to two hundred thousand dollars ($200,000) and, in the case of each of the Owners, such Owner's contribution for such indemnity shall be based on the percentage attributable to each such Owner as shown on the signature page thereto, except in the case of Seller's or Owner's fraud, intentional misrepresentation or willful misconduct, in which case Seller's and any such Owners' liability shall not be so limited. If Seller and the Owners have an obligation to indemnify NMHC or Purchaser under Section 8.02(a) and Purchaser meets the Operational Milestones, such obligation shall be satisfied from the Escrowed Cash on the Escrow Release Date prior to delivery of the Escrowed Cash to Seller. If Seller and the Owners have an obligation to indemnify NMHC or Purchaser under Section 8.02(a) and Purchaser does not meet the Operational Milestones, such obligation shall be payable by Seller and the Owners to NMHC and/or Purchaser.

     SECTION 8.03 Notification of Claims.

     (a) A party that may be entitled to be indemnified pursuant to Section 8.01 or 8.02 (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail, to the extent known by the Indemnified Party, the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except and only to the extent the Indemnifying Party is prejudiced by such failure.

     (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 8.03(a), and if (i) such claim or demand relates to a pending or threatened claim or demand asserted by a third party (a "Third Party Claim") against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand as to which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under Section 8.01 or 8.02, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, then the Indemnifying Party shall have the right to defend such claim or demand and if it elects to defend such claim or demand, it shall employ counsel reasonably acceptable to the Indemnified Party to defend such claim or demand asserted against the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any claim or demand for which it is not controlling the defense, at its own expense; provided, that the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnifying Party if (i) the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to any other party defending such claim or demand and (ii) counsel have advised that a conflict of interest exists between the Indemnifying Party and another party. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case at a time sufficiently before the due date for the answer or response to a claim so as to allow the Indemnified Party reasonable time to answer or respond in the event the Indemnifying Party fails to assume the defense of such action) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.03(a), of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is actively and diligently defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand and, in any event, shall not enter into any such settlement or compromise without giving at least five Business Days' prior written notice thereof to the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in defending any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so. The Indemnifying Party shall not settle or compromise any such claim or demand, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability by all relevant parties relating thereto.

     (c) Within 30 days after a party obtains knowledge that it has sustained any Losses not involving a Third Party Claim which such party reasonably believes may give rise to a claim for indemnification from another party hereunder, such Indemnified Party shall deliver notice of such claim to the Indemnifying Party, together with a brief description of the facts and data which support the claim for indemnification; provided, however, that failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. Any such notice must be made to the Indemnifying Party not later than the expiration of the applicable survival period specified in Section 8.05 below. If the Indemnifying Party does not notify the Indemnified Party within 45 days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article VIII, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the provisions of Section 10.10 hereof.

     SECTION 8.04 Certain Adjustments. For all purposes of this Article VIII, "Losses" shall be net of (i) any insurance benefits actually paid to the Indemnified Party from insurance policies in connection with the facts giving rise to the right of indemnification (net of any insurance premiums paid on the policy related thereto) and (ii) if subsequent to receiving any indemnification payment as provided in this Article VIII, any Indemnified Party receives any insurance benefits in connection with the relevant Losses, it shall promptly pay to the Indemnifying Party the amount of such insurance benefits, but in any event not exceeding the amount of such indemnification payment. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Article VIII; provided that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other charge backs to the Indemnified Party, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification.

     SECTION 8.05 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of fifteen
(15) months thereafter, regardless of any investigation made by Purchaser or Seller or on their behalf, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal.

     SECTION 8.06 Other Indemnification Provisions. The remedies provided herein shall be the exclusive remedies of each of the parties hereto with respect to any Losses arising out of the transactions contemplated hereby; provided, however, that (i) the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement or to seek any other remedy to which they are entitled in equity; and (ii) nothing herein shall preclude a party from bringing an action for fraud.

     SECTION 8.07 Escrow Agreement. Seller and each of the Owners agree that the Escrowed Cash shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement to serve the indemnification obligations of Seller and each of the Owners under this Agreement. The Escrowed Cash shall be released from escrow and distributed to Seller in accordance with the terms of the Escrow Agreement.


                                   ARTICLE IX

                                   TERMINATION


     SECTION 9.01 Termination of Agreement. The parties may terminate this Agreement as provided below:

     (a) Purchaser, NMHC, the Owners and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) NMHC and Purchaser may terminate this Agreement by giving written notice to Seller and the Owners at any time prior to the Closing (i) in the event Seller or any Owner has breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without any materiality qualification), Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 15, 2002, or such later date as the parties may agree, other than through a failure of NMHC and Purchaser to fulfill their obligations hereunder; and

     (c) Seller may terminate this Agreement by giving written notice to NMHC and Purchaser at any time prior to the Closing (i) in the event NMHC and Purchaser have breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without a materiality qualifier), Seller has notified NMHC and Purchaser of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 15, 2002, or such later date as the parties may agree, other than through a failure of Seller to fulfill its obligations hereunder.

     SECTION 9.02 Effect of Termination. If any party terminates this Agreement pursuant to Section 9.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).


                                    ARTICLE X

                               GENERAL PROVISIONS


     SECTION 10.01 Effect of Due Diligence. . No investigation by or on behalf of NMHC and Purchaser into the business, operations, prospects, assets or condition (financial or otherwise) of the Business shall diminish in any way the effect of any representations or warranties made by Seller and Owners in this Agreement or shall relieve Seller or any of the Owners of any of its or his obligations under this Agreement.

     SECTION 10.02 Expenses. Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the above, Purchaser and Seller shall each pay fifty-percent (50%) of all fees incurred by an accounting firm which has been engaged to audit the financial statements of Seller in connection with this Agreement, or the transactions contemplated hereby; provided, however, that any such fees that exceed one hundred thousand dollars ($100,000) shall be payable solely by Seller.

     SECTION 10.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):



                      (a) if to Seller or the Owners:

                             23 British American Boulevard
                             Latham, New York 12110
                               Attention: Christopher DelVecchio


                             with a copy to (which shall not constitute notice):

                             Gary L. Lombardi, Esq.
                             Lombardi, Reinhard, Walsh & Harrison, P.C.
                             III Winners Circle
                             Albany, New York 12205

                      (b) if to NMHC and Purchaser:

                             26 Harbor Park Drive
                             Port Washington, NY  11050
                             Attention: David Gershen

                             with a copy to (which shall not constitute notice):

                             26 Harbor Park Drive
                             Port Washington, NY  11050
                             Attention: Jonathan Friedman


     SECTION 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05 Severability. . If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     SECTION 10.06 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, any purported or actual summary of terms that may have been provided by one party to another.

     SECTION 10.07 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

     SECTION 10.08 No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by holding a majority of the outstanding shares of capital stock of Seller, NMHC and Purchaser.

     SECTION 10.10 Arbitration, Governing Law; Submission to Jurisdiction, Waivers.

     (a) Arbitration. In the event that any dispute, disagreement or controversy arises out of or relates to or concerns any rights, obligations or other aspect of this Agreement, either party may notify the other in writing within 30 days of the circumstances giving rise to such dispute. If Purchaser and Seller are not able to resolve such dispute within 30 days of the applicable party's receipt of notice of such dispute hereunder, such dispute shall promptly be submitted to arbitration in New York City (if a claim is made by Seller or an Owner) or in Albany, New York (if a claim is made by Purchaser or NMHC), in all cases before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Following the determination of the venue of an arbitration proceeding in accordance with the preceding sentence, any other claim asserted by a party hereunder at or about the time of the original claim shall be arbitrated in the same venue. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by Purchaser within 10 business days of the end of the 30-day period referred to above, one of which shall be appointed by Seller within 10 business days of the end of the 30-day period referred to above, and the third to be appointed by the other two arbitrators. The arbitrators will be directed to resolve such dispute, disagreement or controversy. The award of the arbitrator shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

     (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

     SECTION 10.11 Recovery of Litigation Expenses. In connection with any Action between Seller, the Owners, NMHC and/or Purchaser and their respective Affiliates arising out of or related to this Agreement or any of the Ancillary Agreements, the prevailing party in such Action shall be entitled to recover all of its costs and expenses in connection with such Action or proceeding, including all costs and expenses in investigating and prosecuting or defending such Action, including the reasonable fees and expenses of counsel, auditors and other consultants.

     SECTION 10.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     SECTION 10.14 Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


     IN WITNESS WHEREOF, Seller, NMHC and Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized, and the Owners have executed this agreement, as of the date first written above.

                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                      By:
                                         --------------------------------------
                                       Name:
                                      Title:


                                      INTEGRAIL ACQUISITION CORP.


                                      By:
                                         --------------------------------------
                                      Name:
                                     Title:


                                     HEALTH SOLUTIONS, LTD.


                                    By:
                                        ---------------------------------------
                                      Name:
                                     Title:


                                                  OWNERS:

                                          ----------------------------------
                                          Fred Cohen


                                          ----------------------------------
                                          Ronald J. Isaacs


                                          ----------------------------------
                                          Rocco F. Giruzzi


                                          ----------------------------------
                                          Joseph M. Lapentina


                                          ----------------------------------
                                          Alan K. Kadish


                                         ------------------------------------
                                         Gerald A. Pedinotti


                                         ------------------------------------
                                         Charles A. Hartman


                                         ------------------------------------
                                         Patrick J. Maclaughlin


                                         ------------------------------------
                                         Danny J. Wheeler


                                         ------------------------------------
                                         Christopher DelVecchio


                                         ------------------------------------
                                         Dominick A. Bizzarro